EXHIBIT 21

                 SUBSIDIARIES OF HANGER ORTHOPEDIC GROUP, INC.

     Each  of  the  subsidiaries  in  the  following  list  is a  wholly-owned subsidiary of Hanger Orthopedic Group, Inc., unless otherwise indicated below:
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Name                                                                                                 State/Country of
                                                                                                        Incorporation
Hanger Prosthetics & Orthotics, Inc.                                                                         Delaware
Southern Prosthetic Supply, Inc.                                                                              Georgia
Seattle Orthopedic Group, Inc.                                                                               Delaware
OPNET, Inc.                                                                                                    Nevada
HPO Acquisition Corp.                                                                                        Delaware
Hanger Europe, N.V.*                                                                                          Belgium

The following is a wholly-owned  subsidiary of Hanger Prosthetics & Orthotics,
Inc.
     Eugene Teufel & Son Orthotics & Prosthetics, Inc.                                                   Pennsylvania

The following is a wholly-owned subsidiary of HPO Acquisition Corp.
     HPO, Inc.                                                                                               Delaware

The following are wholly-owned subsidiaries of HPO, Inc.
     Advanced Orthopedic Technologies, Inc.                                                                    Nevada
     Hanger Prosthetics & Orthotics Holdings, Inc.                                                           Delaware

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics Holdings, Inc.
     Hanger Prosthetics & Orthotics West, Inc.                                                             California
     Hanger Prosthetics & Orthotics East, Inc.                                                               Delaware

The   following  are   wholly-owned   subsidiaries   of  Advanced   Orthopedic
Technologies, Inc.
     Advanced Orthopedic Technologies (Clayton), Inc.                                                      New Jersey
     Advanced Orthopedic Technologies (New York), Inc.                                                       New York

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics West, Inc.
     AD Craig Company                                                                                      California
     Progressive Orthopedic                                                                                California

The following are wholly-owned subsidiaries of Hanger Prosthetics & Orthotics East, Inc.
     E.A. Warnick-Pomeroy Co., Inc.                                                                      Pennsylvania
     Frank J. Malone & Son, Inc.                                                                         Pennsylvania
     Meadowbrook Orthopedics, Inc.                                                                           Michigan
     Medical Arts O&P Services, Inc.                                                                        Wisconsin
     Orthotic & Prosthetic Rehabilitation Technologies, Inc.                                                  Florida
     University Orthotic & Prosthetic Consultants, Ltd.                                                  Pennsylvania
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* Hanger  Orthopedic  Group,  Inc. owns 60% of Hanger Europe,  N.V., a Belgian limited liability company.